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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): August 18, 1998
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                             THE ENSTAR GROUP, INC.
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             (Exact name of registrant as specified in its charter)


        Georgia                          0-7477                 63-0590560
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State of other Jurisdiction     (Commission File Number)     (I.R.S. Employer
     of Incorporation                                       Identification No.)


            172 COMMERCE ST. 3RD FLOOR MONTGOMERY, AL        36104
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            (Address of principal executive offices)       (Zip Code)


                                 (334) 834-5483
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             (Telephone number, including area code, of registrant)



                                 NOT APPLICABLE
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         (Former name or former address, if changed since last report)
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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     The Enstar Group, Inc. (the "Company") sold, in market transactions from August 18 to August 24, 1998 through Sterne, Agee & Leach, Inc., Goldman, Sachs & Company and First Union Brokerage Services, Inc., 527,307 shares of common stock of First Union Corporation ("First Union"). The shares were sold at prices ranging from $50-11/16 to $54-1/8. Total proceeds, net of commissions, to the Company were approximately $27.3 million, resulting in a realized gain of approximately $15.4 million. The Company issued a press release regarding such sales on August 24, 1998. A copy of such press release is attached hereto as
Exhibit 99.1 and incorporated herein.

     The Company sold, in market transactions from August 28 to August 31, 1998 through Sterne, Agee & Leach, Inc., Goldman, Sachs & Company and First Union Brokerage Services, Inc., its remaining 500,000 shares of common stock of First Union. The shares were sold at prices ranging from $50-1/8 to $50.9368. Total proceeds, net of commissions, to the Company were approximately $25.3 million, resulting in a realized gain of approximately $13.4 million. The Company issued a press release regarding such sales on September 1, 1998. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated herein.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (c) Exhibits

Reference
Number                   Description of Exhibits
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99.1                Press Release dated August 24, 1998

99.2                Press Release dated September 1, 1998
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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   THE ENSTAR GROUP, INC.
                                                       (Registrant)

Date: September 1, 1998                            By: Nimrod T. Frazer
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                                                       Nimrod T. Frazer
                                                       Chairman, President and
                                                       Chief Executive Officer